Exhibit 99.5

EXAMPLE OF

POWER OF ATTORNEY

By this power of attorney, _____________________, [limited liability company/corporation], existing under the laws of ___________________, with its head office at __________________________, herein represented in accordance with its [Articles of Association/By-Laws] (hereinafter referred to as “Grantor”), hereby appoints [Mr./Ms.] ___________________, [(identification)], resident and domiciled in the City of _____________________, State of _____________________, with office address at _____________________ or _____________________, financial institution, existing under the laws of _____________________, with its head office at _____________________ (hereinafter referred to as “Grantee”), as its attorney-in-fact, with powers to represent the Grantor in the General Shareholders’ Meeting of Brasil Telecom S.A. (the “Company”), to take place on _____________________, 2009, at ______________________, in the Company’s head office, in order to exercise, without limitation, all rights attached to the shares held by the Grantor and to vote the subjects listed in the published agenda, as follows:

(a) __________________________________________________________________________________;

(b) __________________________________________________________________________________; and

(c) __________________________________________________________________________________;

in order to do so, the Grantee may [attend, vote according to the instructions of the Grantor, present written votes and considerations, discuss any proposal, regardless of the matter or issue, ask for clarification, present requests, submit protests, voice an opinion on the matters on the agenda for such meeting, or on any other subject that may be submitted, sign the Shareholders’ Attendance Book and the minutes of such Shareholders’ Meeting, and practice every and any act that is necessary for the good and faithful performance of this power-of-attorney], which is valid up to ________________.

[City], [date], 2009.

[Grantor]

[Note: According to the Brazilian Corporations Law, (Law No. 6,404/76, as amended), article 126, first paragraph, the shareholders might be represented in the shareholders’ meeting by a attorney with powers granted within less than one (1) year, which shall be another shareholder, manager of the Company or a lawyer. In addition, shareholders might also be represented in the shareholders’ meeting by a financial institution.]

[Note: This power of attorney must be duly notarized and consularized to register the document in the registry of Deeds and Documents, and a sworn translation is also needed. Brasil Telecom requires that a power of attorney be deposited at the company’s headquarters at least 2 business days before the date of the shareholders’ meeting.]

[This is only an example of a power of attorney. Shareholders should confirm, with Brazilian counsel if necessary, that any power of attorney or revocation thereof satisfies the requirements of Brazilian law. Shareholders are strongly recommended to consult with Brazilian counsel if they wish to grant a power of attorney, as Brasil Telecom S.A. will not accept a power of attorney that does not comply with Brazilian law.]